Exhibit 99.1

SimpleTech Board Approves $10 Million Stock Repurchase Program

SANTA ANA, Calif., July 10, 2006 – SimpleTech, Inc. (Nasdaq: STEC), a designer, developer, manufacturer and marketer of custom and open-standard memory solutions based on Flash memory and DRAM technologies, and external storage solutions, today announced that its board of directors has authorized the company to repurchase up to $10 million of its common stock over an 18-month period commencing two business days following its earnings announcement of its financial results for the second quarter of 2006.

SimpleTech’s CEO and Chairman, Manouch Moshayedi stated, “Based on the strength of our financial position, confidence in our company and belief that SimpleTech’s current stock price does not reflect the underlying value of the company, our Board concluded that the repurchase program is consistent with our overall commitment to deliver value to our shareholders.”

Shares of common stock may be purchased from time to time at prevailing market prices through open market or unsolicited negotiated transactions, depending on market conditions and other considerations. There is no guarantee as to the exact number of shares that will be repurchased by SimpleTech, and the company may discontinue purchases at any time that management determines that additional purchases are not warranted. SimpleTech may enter into a Rule 10(b)5-1 plan designed to facilitate the purchase of shares under the repurchase program. Repurchased shares would be returned to the status of authorized but un-issued shares of common stock. As of June 30, 2006, SimpleTech had approximately 46 million common shares outstanding.

About SimpleTech, Inc. (Nasdaq: STEC)

SimpleTech, Inc. designs, develops, manufactures and markets custom and open-standard memory solutions based on Flash memory and DRAM technologies, and external storage solutions. Headquartered in Santa Ana, California, the company specializes in developing high-density DRAM memory modules and high-speed, high-capacity solid-state Flash drives and memory cards used in sensitive and highly-volatile environments. For information about SimpleTech, Inc., and to subscribe to the company’s “Email Alert” service, please visit our web site at www.simpletech.com, click “Investors” and then Email Alert.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning the strength of our financial position, confidence in the company, belief that our stock price does not reflect the underlying value of the company, the implementation of the stock repurchase plan, and our expectations with respect to future stock repurchases, including the timing and amount of such repurchases. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by SimpleTech, including our Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: market demand for our products may grow more slowly than our expectations; we may not repurchase any shares under the stock repurchase program; the effects of seasonality in sales of consumer products; changes in our product or customer mix; the volume of our product sales and pricing concessions on volume sales; difficulty competing in sectors characterized by aggressive pricing and low margins; higher than anticipated product returns, inventory write-downs, price protection and rebate charges; our inability to become more competitive in new and existing markets; new customer and supplier relationships may not be implemented successfully; adverse global economic and geo-political conditions, including acts of terror, business interruption due to natural disasters and potential impact of high energy prices and other global events outside of our control which could adversely impact consumer confidence and hence reduce demand for our products. The information contained in this press release is a statement of SimpleTech’s present intention, belief or expectation. SimpleTech may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in SimpleTech’s assumptions or otherwise. SimpleTech undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:

SimpleTech, Inc.

Investors and Financial Media:

Mitch Gellman

(949) 260-8328

ir@simpletech.com